Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 10,000,000 shares of common stock pertaining to the 2002 Stock Incentive Plan of WARP Technology Holdings, Inc. herein of our report dated October 9, 2003, with respect to the consolidated financial statements of WARP Technology Holdings, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 7, 2004